REGISTRATION STATEMENT
                                                 ON FORM S-3
                                                    Under
                                         THE SECURITIES ACT OF 1933

                                                 EXHIBIT INDEX
					         -------------

         EXHIBIT
         NUMBER                             DESCRIPTION OF DOCUMENTS
	 ------ 			    ------------------------

         Ex-4.1          -  Amended and Restated Agreement of Limited Partnership of Registrant, dated as of
                            May 12, 1987 (the "Partnership Agreement").*

         Ex-4.2          -  Form of Amendment No. 1 to the Partnership Agreement.

         Ex-4.3          -  Amended and Restated Agreement of Limited Partnership of American Real Estate
                            Holdings, Limited Partnership ("AREH"), dated as of July 1, 1987.*

         Ex-4.4          -  Depositary Agreement dated as of May 21, 1987 among Registrant, the General
                            Partner and the Subscription Agent (the "Depositary Agreement").*

         Ex-4.5          -  Form of Amendment No. 1 to the Depositary Agreement dated _______.**

         Ex-4.6          -  Form of Subscription Certificate (included on pages A-1 and A-2 of the Prospectus forming part of this Registration Statement).

         Ex-4.7          -  Form of Certificate representing Preferred Units.****

         Ex-4.8          -  Form of Subscription Guaranty Agreement dated __________ between Registrant and
                            ____________.

         Ex-4.9          -  Form of Registration Rights Agreement dated _____ between Registrant and
                            _________.**

         Ex-5            -  Opinion of Rogers & Wells.****

         Ex-8            -  Opinion of Rogers & Wells as to certain federal income tax matters.****

         Ex-10.1         -  Note Purchase Agreements, dated as of May 27, 1988 among Registrant, AREH and
                            The Prudential Insurance Company of America (the "Note Agreements").***

         Ex-10.2         -  Amendment No. 1 to the Note Agreement, dated  November 17, 1988.**

         Ex-10.3         -  Amendment No. 2 to the Note Agreement dated November 17, 1988.**

         Ex-10.4         -  Amendment No. 3 to the Note Agreement dated June 21, 1994.**

         Ex-10.5         -  Amendment No. 4 to the Note Agreement dated August 12, 1994.**

         Ex-12           -  Computation of Ratio of Earnings to Fixed Charges.****

         Ex-23.1         -  Consent of KPMG Peat Marwick.

         Ex-23.2         -  Consents of Rogers & Wells (included in Exhibits 5 and 8).****

         Ex-99.1         -  Form of Subscription Agent Agreement dated ______ between Registrant and the
                            Subscription Agent.**

         Ex-99.2         -  Form of Amended and Restated Agency Registration Agreement dated _______
                            between Registrant and the Subscription Agent.**

_______________________

<F1>
     * Filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1987 -
       incorporated by reference.
<F2>
    ** Previously filed.
<F3>
   *** Filed as an Exhibit to Registrant's Current Report on Form 8-K dated May 27, 1988 - incorporated by reference.
<F4>
  **** To be filed by Amendment.

